Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement (to register 1,150,000 shares of common stock pursuant to the Variagenics, Inc. Amended 1997 Employee, Director and Consultant Stock Option Plan on Form S-8) of our report dated February 13, 2002, relating to the financial statements of Variagenics, Inc. (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 28, 2002